UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2022

Enjoy Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJY	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ENJYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2022, Enjoy Technology, Inc. (“Enjoy” or the “Company”) issued and sold a secured promissory note in an aggregate principal amount of $10,000,000 (the “Note”) to Ron Johnson, chair of the Company’s board of directors, Chief Executive Officer, and a beneficial owner of greater than 5% of the Company’s common stock (the “Holder”). The Note has a scheduled maturity date of November 11, 2022 and will be repayable upon written demand of the Holder at any time on or after such date. The Note bears interest at a rate of 10% per annum, compounding quarterly and payable at maturity. The Company may prepay the Note at any time without premium or penalty. The Note contains customary representations and warranties and events of default, including certain “change of control” events involving the Company. The Note is secured by substantially all of the assets of the Company. The Note does not restrict the incurrence of future indebtedness by the Company, and shall become subordinated in right of payment and lien priority upon the request of any future senior lender. The Company expects to use the proceeds of the Note to fund general corporate and immediate working capital requirements.

The foregoing description of the terms of the Note does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Note, a copy of which is filed as exhibit 10.1 and is incorporated by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 16, 2022, Enjoy issued a press release announcing its financial results for the quarter ended March 31, 2022 and announcing that it has initiated a review of strategic alternatives. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained herein and the accompanying Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission made by Enjoy, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Secured Promissory Note, dated as of May 11, 2022, by and among Enjoy Technology, Inc. and Ron Johnson.

99.1	Press Release dated May 16, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.

Dated: May 16, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer